Exhibit 10.1

PROMISSORY NOTE

March __, 2023	US$2,749,412

FOR VALUE RECEIVED, Bruush Oral Care Inc., a company incorporated under the law of British Columbia, Canada (the “Maker”), hereby promises to pay to the order of _______________ or its successors, assigns or other subsequent noteholder, as the case may be (the “Noteholder”), the principal amount of Two Million Seven Hundred Forty-Nine Thousand Four Hundred Twelve Dollars (US$2,749,412) (the “Principal Amount”), as provided herein (as the same may be amended, restated, supplemented, or otherwise modified from time to time in accordance with the terms hereof, the “Note”). This Note reflects a 15% original issue discount (“OID’).

Each of the Maker and the Noteholder may be referred to herein as a “Party” and, collectively, as the “Parties.”

1. Payment Due Date; Optional Prepayment.

1.1 Payment of Principal Amount; Maturity Date. The Principal Amount outstanding under this Note shall become due and payable on July 18, 2023 (the “Maturity Date”)

1.2 Optional Prepayment. The Maker, in its sole discretion, may prepay the Principal Amount in whole or in part at any time or from time to time prior to the Maturity Date without penalty or premium.

2. No Interest Other Than Default Interest.

2.1 No Interest. Except for the OID and as set forth in Section 2.2 below, the Principal Amount outstanding hereunder shall bear no interest.

2.2 Default Interest. Notwithstanding the provisions of Section 2.1 above, if the Principal Amount payable hereunder is not paid when due, such overdue amount shall bear simple interest (“Default Interest”) at the rate of twenty percent (20%) per annum (the “Default Rate”) from the date of such non-payment until such amount is paid in full.

2.3 Computation of Interest. All computations of Default Interest shall be made on the basis of a 365-day year and the actual number of days elapsed. Default Interest, when applicable, shall accrue commencing on the date that the unpaid Principal Amount was due but shall not accrue on the day on which such previously unpaid Principal Amount is paid.

2.4 Limitation on Default Rate; Savings Clause. If at any time, and for any reason whatsoever, the Default Rate exceeds the maximum rate of interest permitted to be charged under applicable law, such Default Rate shall be automatically reduced to the maximum rate permitted to be charged under applicable law.

3. Payment Mechanics.

3.1 Manner of Payment. All payments hereunder shall be made in lawful currency of the United States of America on the date on which such payment is due, by cashier’s check, certified check, or by wire transfer of immediately available funds to the Noteholder’s account at such bank as may be specified by the Noteholder in writing to the Maker from time to time.

3.2 Application of Payments. All payments made hereunder shall be applied first to the payment of any fees or charges outstanding hereunder, second to OID, third to accrued Default Interest, if any, and fourth to the payment of the Principal Amount outstanding under the Note.

3.3 Business Day Convention. Payment hereunder shall be due on a business day, meaning a day other than Saturday, Sunday, or other day on which commercial banks in New York, New York are authorized or required by law to close (each such day, a “Business Day”). Whenever any payment to be made hereunder shall be due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension will be taken into account in calculating any Default Interest payable under this Note.

4. Representations and Warranties. The Maker hereby represents and warrants to the Noteholder on the date hereof as follows:

4.1 Existence. The Maker is a corporation duly incorporated, validly existing and in good standing under the laws of British Columbia, Canada.

4.2 Power and Authority. The Maker has the requisite power and authority, and the legal right, to execute and deliver this Note and to perform its obligations hereunder.

4.3 Authorization; Execution and Delivery. The execution and delivery of this Note by the Maker and the performance of its obligations hereunder have been duly authorized by all necessary corporate action in accordance with all applicable laws. The Maker has duly executed and delivered this Note.

4.4 No Violations. The execution and delivery of this Note and the consummation by the Maker of the transactions contemplated hereby do not and will not, to the knowledge of the Maker: (a) violate any law applicable to the Maker or by which any of its properties or assets are bound; or (b) constitute a material default under any material agreement or contract by which the Maker is bound.

4.5 Enforceability. The Note is the valid, legal, and binding obligation of the Maker, enforceable against the Maker in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

5. Events of Default. The occurrence and continuance of any of the following events shall constitute an Event of Default hereunder:

5.1 Failure to Pay. The Maker fails to pay:

(a)   the Principal Amount when due; or

(b)   Default Interest, if any, when due, and such failure continues without cure for ten (10) days after written notice thereof to the Maker.

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5.2 Bankruptcy.

(a)   The Maker commences any case, proceeding, or other action (i) under any existing or future law relating to bankruptcy, insolvency, reorganization, or other relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it as bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition, or other relief with respect to it or its debts, or (ii) seeking appointment of a receiver, trustee, custodian, conservator, or other similar official for it or for all or any substantial part of its assets, or the Maker makes a general assignment for the benefit of its creditors;

(b)   There is commenced against the Maker any case, proceeding, or other action of a nature referred to in Section 5.2(a) which (i) results in the entry of an order for relief or any such adjudication or appointment or (ii) remains undismissed, undischarged, or unbonded for a period of sixty (60) days;

(c)   There is commenced against the Maker any case, proceeding, or other action seeking issuance of a warrant of attachment, execution, or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which has not been vacated, discharged, or stayed or bonded pending appeal within sixty (60) days from the entry thereof;

(d)   the Maker takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in Section 5.2(a), Section 5.2(b), or Section 5.2(c); or

(e)   The Maker is generally not, or is unable to, or admits in writing its inability to, pay its debts as they become due.

5.3 Other Events.

(a) The Maker shall cause a default or event of default (subject to any grace or cure period provided in the applicable agreement, document or instrument) shall occur under any material agreement, lease, document or instrument to which the Maker is obligated;

(b) the Maker’s Common Stock shall not be eligible for listing or quotation for trading on the Nasdaq Capital Market and shall not be eligible to resume listing or quotation for trading thereon within five (5) Trading Days (a “Listing Default”); or

(c) the Maker shall fail to timely file its annual and/or quarterly reports required to be filed by the Maker under the Securities Act and the Exchange Act, and fails to cure such failure within 10 Trading Days of the applicable filing date; and

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6. Remedies. Upon the occurrence of an Event of Default and at any time thereafter during the continuance of such Event of Default, the Noteholder may at its option, by written notice to the Maker provided within two (2) Business Days of the Noteholder’s discovery of the subject Event of Default: (a) declare any Principal Amount outstanding under this Note to become immediately due and payable, and (b) exercise any or all of its rights, powers, or remedies under applicable law or this Note, including applying the accrual of Default Interest at the Default Rate; provided, however that, if an Event of Default described in Section 5.2 shall occur, the Principal Amount and accrued Default Interest, if any, shall become immediately due and payable without any notice, declaration, or other act on the part of the Noteholder. If an Event of Default hereunder occurs, Maker agrees to pay all of Noteholder’s reasonable costs and expenses incurred in connection with collection with amounts then due, including, without limitation, reasonable and documented attorney’s fees and expenses incurred by the Noteholder as a result of the occurrence of such Event of Default. This Note is unsecured and without recourse other than as specifically set forth herein.

7. Covenants. (a) As long as any portion of this Note remains outstanding, unless the Noteholder shall have otherwise given prior written consent, the Maker shall not , directly or indirectly, other than Permitted Indebtedness, enter into, create, incur, assume, guarantee or suffer to exist any Indebtedness. “Permitted Indebtedness” means: (a) the Indebtedness evidenced by this Note, (b) additional Indebtedness of up to an aggregate of $200,000, inclusive of any interest, fees, penalties or other amounts due or payable thereunder, and (c) trade payables incurred in the ordinary course of the business. “Indebtedness” means any liabilities of the Maker for borrowed money or amounts owed and all guaranties made by the Maker of borrowed money or amounts owed by others. In the event that the Maker incurs additional Indebtedness or conducts an equity financing during the term of this Note, it shall utilize fifty (50%) percent of the proceeds therefrom to repay all or a portion of this Note.

(b) As long as any portion of this Note remains outstanding, unless the Noteholder shall have otherwise given prior written consent, the Maker shall not, directly or indirectly, effect or enter into an agreement to effect any issuance by the Maker of Common Stock or common stock equivalents (or a combination of units thereof) involving a Variable Rate Transaction. “Variable Rate Transaction” means a transaction in which the Maker (i) issues or sells any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive, additional shares of Common Stock either (A) at a conversion price, exercise price or exchange rate or other price that is based upon, and/or varies with, the trading prices of or quotations for the shares of Common Stock at any time after the initial issuance of such debt or equity securities or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Maker or the market for the Common Stock or (ii) enters into, or effects a transaction under, any agreement, including, but not limited to, an equity line of credit or an “at-the-market offering”, whereby the Maker may issue securities at a future determined price. The Noteholder shall be entitled to obtain injunctive relief against the Maker to preclude any such issuance, which remedy shall be in addition to any right to collect damages.

8. Miscellaneous.

8.1 Notices. Any notice, request or other communication to be given or made under this Note to the Maker or the Noteholder shall be in writing. Such notice, request or other communication shall be deemed to have been duly given or made when it shall be delivered by hand, national or international courier (confirmed by email), or email or other electronic means (with a hard copy delivered within two (2) Business Days) to the Party to which it is required or permitted to be given or made at such Party’s address as such Party shall have designated by notice to the Party giving or making such notice, request or other communication, it being understood that the failure to deliver a copy of any notice, request or other communication to a Party to whom copies are to be sent shall not affect the validity of any such notice, request or other communication or constitute a breach of this Note.

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8.2 Expenses. The Maker shall reimburse the Noteholder on demand for all reasonable and documented out-of-pocket costs, expenses, and fees (including reasonable attorneys’ fees) actually incurred by the Noteholder in connection with the Noteholder’s collection of amounts due hereunder or enforcement of any of the Noteholder’s rights hereunder.

8.3 Governing Law. This Note and any claim, controversy, dispute, or cause of action (whether in contract or tort or otherwise) based upon, arising out of, or relating to this Note and the transactions contemplated hereby, shall be governed by the laws of the State of Arizona, without regard to any conflict of law provisions thereof.

8.4 Submission to Jurisdiction.

(a)   The Maker hereby irrevocably and unconditionally (i) agrees that any legal action, suit, or proceeding arising out of or relating to this Note may be brought in the courts of the county of New York in the State of New York or in any federal court sitting therein, and (ii) submits to the exclusive jurisdiction of any such court in any such action, suit, or proceeding. Final judgment against the Maker in any action, suit, or proceeding shall be conclusive and may be enforced in any other jurisdiction by suit on the judgment.

(b)   Nothing in this Section 8.4 shall affect the right of the Noteholder to (i) commence legal proceedings or otherwise sue the Maker in any other court having jurisdiction over the Maker, or (ii) serve process upon the Maker in any manner authorized by the laws of any such jurisdiction.

8.5 Venue. THE MAKER IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE IN ANY COURT REFERRED TO IN SECTION 8.4 AND THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

8.6 Waiver of Jury Trial. THE MAKER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY RELATING TO THIS NOTE OR THE TRANSACTIONS CONTEMPLATED HEREBY WHETHER BASED ON CONTRACT, TORT, OR ANY OTHER THEORY.

8.7 Successors and Assigns. This Note may not be assigned, transferred, or negotiated by the Noteholder to any person or entity, at any time, without the prior written notice to and consent of the Maker. This Note shall inure to the benefit of and be binding upon the Parties and their permitted successors and assigns.

8.8 Headings. The headings of the various sections and subsections herein are for reference only and shall not define, modify, expand, or limit any of the terms or provisions hereof.

8.9 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Noteholder, of any right, remedy, power, or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power, or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power, or privilege. The rights, remedies, powers, and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers, and privileges provided by law.

8.10 Automatic Cancellation. After the Principal Amount and Default Interest, if any, under this Note have been paid in full, this Note shall automatically be deemed canceled, shall be surrendered to the Maker for cancellation, and shall not be re-issued.

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IN WITNESS WHEREOF, the Maker has executed this Note as of March __, 2023.

BRUUSH ORAL CARE INC.

By:
Name:
Title:

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